UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Rave Acquisition

On September 28, 2012, Carmike Cinemas, Inc. (the “Corporation”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rave Reviews Cinemas, L.L.C. (“Rave”) and Rave Reviews Holdings, LLC (“Acquisition Sub”) related to the acquisition of 16 entertainment complexes in seven U.S. states (the “Theatres”). Pursuant to the Purchase Agreement, the Corporation will purchase all of the ownership interests of Acquisition Sub (the “Acquisition”). Prior to the consummation of the Acquisition, Rave will transfer to Acquisition Sub (1) the Theatres and certain related assets and (2) certain assumed liabilities (the “Assumed Liabilities”), including the leases related to the Theatres. In consideration of the Acquisition, the Corporation will pay approximately $19 million in cash. The purchase price is subject to customary working capital and other adjustments. The Assumed Liabilities include certain lease obligations (the “Rave Lease Obligations”) which, upon closing, will be reflected on the Corporation’s consolidated balance sheet as capital lease and financing obligations, in the amount of approximately $100.4 million, subject to customary accounting adjustments to reflect the acquisition date fair value of such obligations.

The closing of the Acquisition is expected to occur in the fourth quarter and is subject to customary closing conditions. The Purchase Agreement also contains customary representations, warranties and covenants of the parties. Rave has agreed to indemnify the Corporation for certain losses resulting from breaches of its and Acquisition Sub’s representations, warranties and covenants in the Purchase Agreement. The Corporation has agreed to indemnify Rave for certain losses resulting from breaches of its representations, warranties and covenants in the Purchase Agreement. $2.85 million of the purchase price (the “Escrow Amount”) will be held in escrow to secure Rave’s obligations to indemnify the Corporation and to secure any potential purchase price adjustment payable by Rave. Rave has no such obligations in excess of the Escrow Amount.

This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosures made to the other parties in connection with the Purchase Agreement, (2) are subject to the materiality standards contained in the Purchase Agreement which may differ from what may be viewed as material by investors, and (3) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Investors are not third-party beneficiaries under the Purchase Agreement.

Amendment to Credit Agreement

On September 28, 2012, the Corporation entered into a first amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”), dated as of April 27, 2012, by and among the Corporation, as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as the administrative agent and syndication agent.

The Amendment amends the Credit Agreement’s limitations on the Corporation’s (1) incurrence of indebtedness and (2) incurrence of liens, in each case to specifically permit the assumption of the Rave Lease Obligations upon closing of the Acquisition. In addition, the Amendment amends the Credit Agreement’s limit on the Corporation’s incurrence of Financing Obligations (as defined in the Credit Agreement) to (1) raise such limit from $10.0 million to the greater of (a) the aggregate amount of Financing Obligations permitted under the indenture governing the Corporation’s 7.375% Senior Secured Notes due 2019 and (b) $25.0 million and (2) to exclude the Rave Lease Obligations assumed upon closing of the Acquisition from the application of such limit.

The Amendment will become effective upon the closing of the Acquisition.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The administrative agent and syndication agent and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The administrative agent and syndication agent and lenders and/or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Corporation, for which they received or will receive customary fees and expenses.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2012, the Corporation issued a press release announcing the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of September 28, 2012, by and among Carmike Cinemas, Inc., Rave Reviews Cinemas, L.L.C. and Rave Reviews Holdings, LLC. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Exhibit 10.1	First Amendment, dated as of September 28, 2012, to the Credit Agreement, dated as of April 27, 2012, by and among Carmike Cinemas, Inc., as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as administrative agent and syndication agent.

Exhibit 99.1	Press release, dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: October 1, 2012	By:	/s/ Richard B. Hare

Richard B. Hare
Senior Vice President—Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of September 28, 2012, by and among Carmike Cinemas, Inc., Rave Reviews Cinemas, L.L.C. and Rave Reviews Holdings, LLC. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Exhibit 10.1	First Amendment, dated as of September 28, 2012, to the Credit Agreement, dated as of April 27, 2012, by and among Carmike Cinemas, Inc., as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as administrative agent and syndication agent.

Exhibit 99.1	Press release, dated October 1, 2012.